UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  SCHEDULE 14A
                        SOLICITING MATERIAL - RULE 14A-12

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   X    Filed by a party other than the Registrant
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Check the appropriate box:
       Preliminary Proxy Statement
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       CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
-----  RULE 14A-6(E)(2)

       Definitive Proxy Statement
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       Definitive Additional Materials
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  X    Soliciting Material Pursuant to ss.240.14a-12
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                            ONLINE POWER SUPPLY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X     No fee required.
-----
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
-----
        1)  Title of each class of securities to which transaction applies:
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        2)  Aggregate number of securities to which transaction applies:
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        3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        4)   Proposed maximum aggregate value of transaction:
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        5)   Total fee paid:
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     As of June 21, 2002, the directors of the company, a former officer and director (Kris M. Budinger), and James F. Glaza and Jeannette Glaza, signed a settlement agreement to resolve their differences. The following information is deemed "soliciting material" under the SEC's proxy rules, and is filed pursuant to rule 14a-12(a).

     Pursuant to the settlement agreement (filed as an exhibit to this Schedule 14a-12 filing), the parties have agreed as summarized below. For complete details, read the text of the settlement agreement which is filed as an exhibit.

     1. Glaza have ceased all of their efforts to elect to the company's board of directors the four persons named in Glaza's proxy statement (the "Glaza Slate").

     2. James F. Glaza and Jeannette Glaza, on the one hand, and Glenn M. Grunewald, Gary Fairhead, Ronald Mathewson and Thomas Glaza (such four persons being the incumbent directors), and Kris M. Budinger, former chief executive officer, president and treasurer, and director, on the other hand (such five persons referred to as the "individual parties") will vote all the shares they own in favor of the election of Glenn M. Grunewald, Gary Fairhead, Edward Sidor, Kenneth A. Cassady and Gary A. Young (the "new company slate") for election as directors at the annual meetings of shareholders in 2002, 2003 and 2004. The individual parties will not encourage anyone to vote against the new company slate, or for the election of anyone else to the company's board of directors at any meeting not called by the board of directors, or encourage anyone to call for any meeting of shareholders, through the 2004 annual meeting of shareholders, so long as the company nominates the new company slate.

     3. The company, Thomas L. Glaza (an incumbent director and member of the Glaza Slate), and Glaza will submit to the Federal District Court a joint motion to dismiss the company's pending injunctive proceedings against Glaza, and others. The company has ceased all efforts to conduct discovery or otherwise collect evidence in support of the proceedings.

     4. The company immediately will file with the SEC revised proxy materials to solicit shareholder votes for the new company slate, and the company will not use its preliminary proxy statement (currently on file with the SEC) to solicit shareholder votes for the old company slate (Grunewald, Sidor, Ronald Mathewson and Fairhead).

          The company has not filed definitive proxy materials with the SEC, but expects to do so in the immediate future.

     5. The company's incumbent board of directors has amended the bylaws to provide for five directors.

     6. The company will reimburse Glaza for receipted third-party expenses not to exceed $80,000 incurred through June 21, 2002 with respect to Glaza's proxy statement and Glaza's legal expenses incurred in connection with the injunction proceedings to June 21, 2002, as well as future costs incurred by Glaza to contact shareholders about the settlement.



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